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                                                                  Exhibit (i)(1)



                             EATON VANCE MANAGEMENT
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109





                                                                 August 14, 2000

Eaton Vance Mutual Funds Trust
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     Eaton Vance Mutual Funds Trust (the "Trust") is a voluntary association (commonly referred to as a "business trust") established under Massachusetts law with the powers and authority set forth under its Declaration of Trust dated August 17, 1993, as amended (the "Declaration of Trust").

     I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

     The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited. The series and classes of shares established and designated as of the date hereof are identified on Appendix A hereto.

     Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property. All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

     I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

     1. The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

     2. Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

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     I am a member of the  Massachusetts  bar and have acted as  internal  legal counsel to the Trust in connection with the registration of shares.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 65 to the Trust's Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

                                                            Very truly yours,


                                                            /S/ MAUREEN A. GEMMA
                                                            --------------------
                                                            Maureen A. Gemma
                                                            Vice President



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                                                                      Appendix A

                 Established and Designated Series* of the Trust

          Eaton Vance Cash Management Fund
          Eaton Vance  Floating-Rate  Fund
          Eaton Vance Floating-Rate High Income Fund
          Eaton Vance Government Obligations  Fund
          Eaton Vance High  Income Fund
          Eaton Vance Money  Market Fund
          Eaton Vance Municipal Bond Fund
          Eaton Vance Strategic Income Fund
          Eaton Vance Tax Free Reserves
          Eaton Vance Tax-Managed Capital Appreciation  Fund
          Eaton Vance Tax-Managed Emerging Growth Fund
          Eaton Vance Tax-Managed Growth Fund
          Eaton Vance Tax-Managed International Growth  Fund
          Eaton Vance Tax-Managed Value Fund
          Eaton Vance Tax Managed Young  Shareholder Fund
          Eaton Vance Insured  Tax-Managed  Emerging  Growth  Fund
          Eaton Vance Insured   Tax-Managed  Growth  Fund
          Eaton Vance Insured Tax-Managed International Growth Fund Eaton Vance Insured High Income Fund

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     * Each Series is  authorized to issue Class A, Class B, Class C and Class I shares. Eaton Vance Tax-Managed Growth Fund is also authorized to issue Class S shares.